UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☐                            Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Mac-Gray Corporation

(Name of Registrant as Specified in Its Charter)

Fairview Capital

Fairview Capital Investment Management, LLC

Darlington Partners, L.P.

Andrew F. Mathieson

Scott W. Clark

Bruce C. Ginsberg

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On April 6, 2009, Fairview Capital Investment Management, LLC, together with the other participants named herein (together, “Fairview Capital”), made a definitive filing with the Securities and Exchange Commission of a proxy statement and an accompanying GOLD proxy card to be used to solicit votes for the election of its director nominees and support for two corporate governance related shareholder proposals at the 2009 annual meeting of stockholders of Mac-Gray Corporation, a Delaware corporation (“Mac-Gray”).

On April 27, 2009, Fairview Capital Investment Management, LLC issued a press release announcing the recommendation from RiskMetrics Group/ISS Governance Services that Mac-Gray stockholders vote FOR all of Fairview Capital’s independent director nominees on the GOLD proxy card. A copy of such press release is attached hereto as Exhibit I and is incorporated herein by reference.

ON APRIL 6, 2009, FAIRVIEW CAPITAL FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION. SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY DARLINGTON PARTNERS, L.P., FAIRVIEW CAPITAL, FAIRVIEW CAPITAL INVESTMENT MANAGEMENT, LLC, ANDREW F. MATHIESON, SCOTT W. CLARK, BRUCE C. GINSBERG AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF MAC-GRAY CORPORATION, FOR USE AT ITS ANNUAL MEETING, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE TO STOCKHOLDERS OF MAC-GRAY CORPORATION FROM THE PARTICIPANTS AT NO CHARGE AND IS ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WAS DISSEMINATED TO SECURITY HOLDERS ON OR ABOUT APRIL 7, 2009.

Exhibit I

FAIRVIEW CAPITAL CANDIDATES WIN SUPPORT OF RISKMETRICS GROUP

LEADING PROXY ADVISORY FIRM, RISKMETRICS GROUP, RECOMMENDS MAC-GRAY STOCKHOLDERS VOTE FOR ALL OF FAIRVIEW CAPITAL’S INDEPENDENT DIRECTOR NOMINEES ON THE GOLD PROXY CARD

Greenbrae, CA – April 27, 2009 – Fairview Capital Investment Management, LLC (“Fairview”) today announced that RiskMetrics Group/ISS Governance Services, the nation’s leading proxy advisory firm, recommends that its clients support all of Fairview’s independent director nominees – Scott Clark and Bruce Ginsberg – by voting for them on the GOLD proxy card at Mac-Gray Corporation’s (NYSE: TUC) 2009 Annual Meeting of Stockholders to be held on May 8, 2009.

RiskMetrics Group is the nation’s leading proxy advisory firm whose recommendations are relied upon by hundreds of major institutional investment firms, mutual funds and other fiduciaries.

“We are extremely pleased that RiskMetrics supports the election of all of Fairview’s independent director nominees,” said Andrew Mathieson, Fairview’s founder and President. “This recommendation reaffirms our strong belief that Mac-Gray stockholders need a fresh voice in the boardroom. RiskMetrics recognizes, as we do, that our independent director nominees are the best choice to represent all stockholders of Mac-Gray and to deliver stockholder value. We strongly urge all Mac-Gray stockholders to vote FOR our highly-qualified director nominees on the GOLD proxy card today.”

In its April 24, 2009 report recommending that Mac-Gray stockholders elect all of the Fairview’s nominees, RiskMetrics stated the following1:

•

“… in view of the persistent share price underperformance, lack of convincing evidence that the expansion strategy has lead to a trend improvement in financial metrics, the positive market reaction to dissident actions, we believe change is warranted.”

•

“… we believe Mac-Gray’s sustained share price underperformance and relatively low and declining trend on return on invested capital (ROIC) lends credence to the dissident’s claim that the company’s acquisition growth strategy has not created shareholder value.”

•

“… we feel Mr. Clark[’s] investment banking experience would be beneficial given that the company’s previous acquisitions have yet to result in improved operating metrics. Meanwhile, Mr. Ginsberg’s operational experience in asset intensive and logistics oriented business similar to the company would also be an asset to the company.”

Additionally, RiskMetrics concluded by noting that “we realize that an unintended consequence of a classified board structure in this instance could result in the removal of the company’s CEO/Chairman Mr. Stewart MacDonald from the board. However, we note the company’s bylaws would permit the board size to be increased to nine thereby giving the board the opportunity to appoint Mr. MacDonald as a director.”

Fairview urges stockholders to follow the RiskMetrics recommendation by voting the GOLD proxy card today – by telephone, Internet, or by signing, dating and returning the GOLD proxy card. For additional information on how to vote their shares, stockholders should call Innisfree M&A Incorporated, toll-free, at (888) 750-5834.

[1]	Permission to use quotations was neither sought nor obtained.

About Fairview Capital Investment Management, LLC

Fairview is an SEC-registered independent investment advisor founded in 1995 and located in Greenbrae, CA. Key components of Fairview’s investment philosophy include a long-term focus, in-depth fundamental research, and constructive engagement with its portfolio companies.

Additional Information

ON APRIL 6, 2009, FAIRVIEW, TOGETHER WITH THE OTHER PARTICIPANTS, FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION. SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY DARLINGTON PARTNERS, L.P., FAIRVIEW CAPITAL, FAIRVIEW CAPITAL INVESTMENT MANAGEMENT, LLC, ANDREW F. MATHIESON, SCOTT W. CLARK, BRUCE C. GINSBERG AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF MAC-GRAY CORPORATION, FOR USE AT ITS ANNUAL MEETING, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE TO STOCKHOLDERS OF MAC-GRAY CORPORATION FROM THE PARTICIPANTS AT NO CHARGE AND IS ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WAS DISSEMINATED TO SECURITY HOLDERS ON OR ABOUT APRIL 7, 2009.

Contacts

Scott Clark, 415-464-4640

Fairview Capital Investment Management, LLC

Alan Miller / Jennifer Shotwell / Scott Winter, 212-750-5833

Innisfree M&A Incorporated